TherapeuticsMD, Inc 8-K/A

Exhibit 16.2
Parks & Company, LLC
Certified Public Accountants & Consultants
1761 W. Hillsboro Boulevard, Suite 326
Deerfield Beach, FL  33442   Phone (954) 719-7569
www.parkscpas.comFax (954) 719-3704

February 1, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously the independent accountants for VitaMedMD, LLC. (“VitaMed”) a wholly owned subsidiary of TherapeuticsMD, Inc. (the “Corporation”) and on July 15, 2011 we reported on the financial statements of VitaMed as of and for the years ended December 31, 2010 and 2009, and such report and financial statements were incorporated by reference in the Corporation’s Form 8-K dated October 4, 2011 and to Schedule 14C filed with the Commission on September 12, 2011.  On December 14, 2011, we were dismissed as independent accountants of VitaMed.  We have read the Corporation’s statements included under Item 4.01 of its Form 8-K for December 14, 2011, and we agree with such statements.

/s/  Parks & Company, LLC